SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C.  20549


                                 FORM 8-K


                              Current Report
                    Pursuant to Section 13 or 15(d) of
                    the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)  February 28, 1996

                             Consumat Systems, Inc.
             (Exact name of registrant as specified in its charter)


                                    Virginia
                 (State or other jurisdiction of incorporation)


        0-9253                                        54-0720128
(Commission file number)                  (IRS Employer Identification No.)


          8407 Erle Road, Mechanicsville, Virginia     23111
                             and
          Post Office Box 9379, Richmond, Virginia      23227
   (Address of principal executive offices)          (Zip Code)



Registrant's telephone number, including area code (804) 746-4120
                           Not applicable
   (Former name or former address, if changed since last report)


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Item 3.  Bankruptcy or Receivership

    On February 28, 1996, the United States Bankruptcy Court for the Eastern District of Virginia, Richmond Division("the Court"), confirmed the Second Amended Plan of Reorganization filed by Consumat Systems, Inc. on January 26, 1996, as modified by the Modification to Second Amended Plan of Reorganization filed by Consumat Systems, Inc. on February 27, 1996("the Plan"). All capitalized terms used herein shall have the meanings set forth in the Plan, a copy of which is attached hereto.

     In accordance with the Plan, the Company will change it's corporate name to Reorganized Consumat Systems, Inc. Under the Plan, all administrative and priority claims are to be paid in full on the Effective Date (March 12, 1996) or as soon as is practicable thereafter. All secured claims are to be paid in full on the Effective Date except for Lighthouse Investments, LLC, which is to receive a promissory note in the amount of $192,306.29. Under the Plan, each Trade Claimant with an Allowed Unsecured Claim will be paid fifty percent(50%) of their Allowed Claim on the Effective Date. Each Miscellaneous Unsecured Claimant with an Allowed Unsecured Claim will receive twenty-five percent(25%) of their claim in cash plus a pro-rata share of 150,000 shares of common stock in the reorganized company. In addition, all Holders of Allowed Equity Interests will receive a pro-rata share of 500,000 shares of common stock in the reorganized company.

    Also under the Plan, management of the Company, consisting of Robert L. Massey, Robert S. Lee, Mark E. Hills, William O. Wiley and James K. Fishback, are to receive, in the aggregate, 100,000 shares of the common stock of the reorganized company. On the Effective Date, and in accordance with the Plan, Sirrom Capital Corporation("SCC"), its affiliates, and/or their assigns will purchase 260,000 shares of the common stock of the reorganized company.

    Financing for the Plan is to be provided to Reorganized Consumat Systems, Inc. by SCC. The total indebtedness of Reorganized Consumat to SCC as the result of this financing, both during and subsequent to the bankruptcy, will be $1,500,000. In connection with such financing and in accordance with the Plan, Reorganized Consumat will grant a stock purchase warrant to SCC which entitles SCC to purchase up to 475,000 shares of the reorganized company at $0.01 per share.

    On the Effective Date of the Plan, Reorganized Consumat Systems, Inc. will have authorized 5,000,000 shares of common stock and 1,000,000 shares of preferred stock. Of this amount, 1,010,000 shares of the common stock will be issued under this Plan. In addition, 475,000 shares of the common stock will be reserved for the SCC warrant as described above. The common stock of the reorganized company will continue to be approved for quotation on the NASDAQ system under the symbol "CSMT".

    Unaudited financial information concerning the assets and liabilities of Consumat Systems, Inc. on the confirmation date (February 28, 1996) is as follows:

     Total Current Assets               $1,565,735
     Net Property, Plant &
      Equipment                            616,725
     Other Assets                           94,709

          Total Assets                  $2,111,982

     Total Postpetition Liabilities     $1,574,335
     Total Prepetition Liabilities       1,275,632

          Total Liabilities             $2,849,967

    A copy of the Second Amended Plan of Reorganization of Consumat Systems, Inc. as confirmed by the Court on February 28, 1996 is attached as Exhibit 2(a) to this Form 8-K. A copy of the Modification to Second Amended Plan of Reorganization, as approved by the Court on February 28, 1996, is attached as
Exhibit 2(b) to this Form 8-K.




Item 5.   Other Events

    On February 28, 1996, Consumat Systems, Inc. issued a press release, a copy of which is attached as Exhibit 99 to this Form
8-K.



Item 7.  Financial Statements and Exhibits

    (c.)  Exhibits

    Exhibit Number                      Description

           2(a)          Second Amended Plan of Reorganization of
                         Consumat Systems, Inc. as confirmed on
                         February 28, 1996

           2(b)          Modification to Second Amended Plan of
                         Reorganization as approved on February 28,
                         1996

          99             Press Release dated February 28, 1996


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                                SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        CONSUMAT SYSTEMS, INC.



Date:  February 28, 1996                /s/ Robert L. Massey
                                        Robert L. Massey
                                        Chief Executive Officer


Date:  February 28, 1996                /s/ Mark E. Hills
                                        Mark E. Hills
                                        Chief Accounting Officer